UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520 Miami, Florida	33136
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously disclosed, on June 1, 2026, Lisa Locklear, Chief Financial Officer of Longeveron Inc. (the “Company”), provided notice to the Company of her decision to step down as Chief Financial Officer of the Company, effective July 10, 2026. In connection with Ms. Locklear’s departure, on June 30, 2026, the Company appointed Marie Washburn to the Company’s executive leadership team in the role of Senior Vice President and Chief Financial Officer (“CFO”), principal financial officer and principal accounting officer of the Company, effective July 13, 2026 (the “Effective Date”).

Ms. Washburn, age 51, has served as the Company’s Vice President and Corporate Controller since November 2025. Before joining the Company, Ms. Washburn spent over 20 years in the pharmaceutical and biotech sectors in leadership roles, most recently serving as the Vice President of Finance at Fore Biotherapeutics, Inc., a precision oncology company developing cancer therapies from January 2025 to June 2025 as well as serving from December 2019 to June 2024 in multiple roles at Axcella Health, Inc., a clinical-stage biotechnology company targeting treatment of complex diseases using endogenous metabolic modulator (EMM) compositions, including as Executive Director, Accounting and Corporate Controller, Vice President of Finance, Acting Chief Accounting Officer, and a consultant. Prior to that time, Ms. Washburn was the Senior Director of Finance and Corporate Controller from July 2018 to October 2019 at Generation Bio (acquired by XOMA Royalty Corporation in February 2026), a biotechnology company developing therapeutics for people living with T cell-driven autoimmune diseases; and before that, Ms. Washburn served in several roles for Momenta Pharmaceuticals (acquired by Johnson & Johnson in October 2020), a biotechnology company focused on discovering and developing novel therapeutics to treat rare, immune-mediated diseases, from November 2005 to June 2018, including a stint as Corporate Controller from June 2012 to June 2018. Ms. Washburn received a B.S. in Business Administration from Bryant University in 1997.

In connection with her appointment, the Company and Ms. Washburn entered into a Letter Agreement (the “Agreement”), effective as of the Effective Date. Pursuant to the Agreement, Ms. Washburn will be entitled to receive a base salary of $340,000 per year, and is eligible to participate in the Company’s performance-based annual cash incentive plan, with an award target equal to forty-five percent (45%) of her base salary, as well as short and long-term equity incentive awards pursuant to the terms of the Company’s 2021 Incentive Award Plan, as amended and/or amended or restated to date (or any successor plan thereto). As of the Effective Date, Ms. Washburn will receive an equity award of 130,000 time-based vesting Restricted Stock Units. Under the Agreement, Ms. Washburn will also be eligible for participation in standard Company employee benefit programs as well as termination and severance benefits.

There are no other arrangements or understandings between Ms. Washburn, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Ms. Washburn was selected as Senior Vice President and CFO of the Company. Ms. Washburn has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, in which the Company was or is to be a participant and in which Ms. Washburn had or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K. On July 6, 2026, the Company issued a press release announcing the appointment of Ms. Washburn as Senior Vice President and CFO, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

(d) Additionally, on July 2, 2026, the Company's Board of Directors (the “Board”) appointed Dr. Arjun “JJ” Desai, age 45, to fill a current vacancy on the Board as a Class III director. In connection with his appointment to the Board, Dr. Desai will receive compensation consistent with the Board’s current compensation arrangement for Board members, pro-rated in accordance with his service time for the year. The Company also intends to enter into an indemnification agreement with Dr. Desai in the same form as the indemnification agreements entered into with each of its directors.

There are no arrangements or understandings between Dr. Desai and any other person pursuant to which he was selected as a director. Further, there have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, in which the Company was or is to be a participant and in which Dr. Desai had or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described below in Item 5.07 of this Current Report on Form 8-K (“Form 8-K”), at the 2026 annual meeting of stockholders of the Company held on July 1, 2026 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”) to increase the number of authorized shares of Class A common stock to 175,000,000 shares (the “Charter Amendment”). The Board previously approved the Charter Amendment, subject to stockholder approval at the Annual Meeting. On July 1, 2026, the Company filed a Certificate of Amendment to the Charter with the Delaware Secretary of State, which became effective upon filing. The foregoing description is a summary only, and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, which is being filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Company’s Annual Meeting was held on July 1, 2026.

(b) Six (6) proposals were submitted by the Board to a vote of the Company’s stockholders, and the final results of the voting on each proposal, rounded to the nearest whole share, are noted below.

The Company’s stockholders: (i) elected the Board’s Class II director nominees Stephen Willard, Leah Rush Cann, and Deborah Ascheim for three-year terms expiring at the 2029 annual meeting of stockholders, or until their respective successors are duly elected and qualified as directors or their earlier resignation, disqualification, disability or removal; (ii) approved an amendment to the Company’s Charter to increase the number of shares of Class A common stock authorized to 175,000,000 shares; (iii) approved an amendment to the Company’s Charter to effect a reverse stock split of common stock at a ratio of one-for-two (1:2) to one-for-twenty (1:20), with the exact ratio within such range to be determined by the Board at their discretion without further approval or authorization of the Company’s stockholders; (iv) approved an amendment to the Third Amended and Restated Longeveron Inc. 2021 Incentive Award Plan (as amended, the “Plan”) to increase the number of shares authorized by the Plan by 5,000,000 shares and to make commensurate changes to the Plan; (v) ratified the appointment of CBIZ CPAs P.C. as the Company's independent registered public accounting firm for fiscal 2026; and (vi) approved a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 2 or Proposal No. 3.

Copies of (1) the amendment to the Company’s Charter, to increase the number of shares of Class A common stock authorized to 175,000,000 shares and (2) the Plan are filed as Exhibits 3.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Proposal No. 1 – Election of Directors

Nominee	For	Withheld	Broker Non Vote
Stephen Willard	15,262,728	234,534	10,344,203

Nominee	For	Withheld	Broker Non Vote
Leah Rush Cann	15,133,840	363,422	10,344,203

Nominee	For	Withheld	Broker Non Vote
Deborah Ascheim	15,261,419	235,843	10,344,203

Proposal No. 2 – Approval of amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of shares of Class A common stock authorized to 175,000,000 shares

For	Against	Abstain	Broker Non Vote
22,390,677	2,504,778	142,180	803,830

Proposal No. 3 - Approval of Amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of common stock at a ratio of 1:2 to 1:20, with the exact ratio within such range to be determined by the Board of Directors of the Company at their discretion

For	Against	Abstain	Broker Non Vote
20,041,281	4,378,223	618,132	803,829

Proposal No. 4 - Approval of Amendment to the Third Amended and Restated Longeveron Inc. 2021 Incentive Award Plan, to increase the maximum number of shares authorized by the Plan by 5,000,000 shares and to make commensurate changes to the Plan

For	Against	Abstain	Broker Non Vote
13,729,508	1,686,673	81,080	10,344,204

Proposal No. 5 - Ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026

For	Against	Abstain	Broker Non Vote
25,380,231	298,318	162,916	0

Proposal No. 6 – Approval of a proposal to adjourn the Annual Meeting, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with the approval of Proposals Two or Three.

For	Against	Abstain	Broker Non Vote
24,071,228	1,701,833	68,400	4

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements to differ materially from those anticipated, expressed, or implied by the statements made herein. The forward-looking statements in this Current Report on Form 8-K are made on the basis of the views and assumptions of management regarding future events and business performance as of the date this Current Report on Form 8-K is filed with the SEC. We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause actual events, results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith.

These forward-looking statements are made as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 17, 2026, its Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. These statements are inherently uncertain, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future, events or otherwise occurring after the date this Current Report on Form 8-K is filed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibits Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Longeveron Inc., as amended
10.1	Fourth Amended and Restated Longeveron Inc. 2021 Incentive Award Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 20, 2026).
99.1	Press Release dated July 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: July 6, 2026	/s/ Stephen Willard
	Name:	Stephen Willard
	Title:	Chief Executive Officer